SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     October  17, 1996
                                                     -----------------


                        INTEGRATED HEALTH SERVICES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                       1-12306                 23-2428312
 ---------------------------       -----------             --------------
(State or other jurisdiction       (Commission            (IRS Employer
      of corporation)              File Number)         Identification No.)

  10065 Red Run Boulevard, Owings Mills, Maryland                   21117
-------------------------------------------------               --------------
     (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:   (410) 998-8400
                                                      --------------

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets


   On October 17, 1996, Integrated Health Services, Inc. ("the Company") acquired through merger First American Health Care of Georgia, Inc. ("First American"), a provider of home health services in 21 states, principally Alabama, California, Florida, Georgia, Michigan, Pennsylvania and Tennessee.

   The purchase price for First American was $154.1 million in cash plus contingent payments of up to $155 million. The contingent payments will be payable if (1) legislation is enacted that changes the Medicare reimbursement methodology for home health services to a prospectively determined rate methodology, in whole or in part, or (2) in respect of any year in which the percentage increase in the seasonally unadjusted Consumer Price Index for all Urban Consumers for Medical Care expenditure category (the "Medical CPI") is less than 8% or in any subsequent year prior to 2004, the percentage increase in the Medical CPI is less than 8%. If payable, the contingent payments will be paid as follows: $10 million for 1999 which must be paid on or before February 14, 2000; $40 million for 2000 which must be paid on or before February 14, 2001; $51 million for 2001 which must be paid on or before February 14, 2002; $39 million for 2002 which must be paid on or before February 14, 2003; and $15 million for 2003 which must be paid on or before February 14, 2004. The Company borrowed the cash purchase price paid at the closing under its $700 million revolving credit facility with Citibank, N.A., as Administrative Agent, and certain other lenders. $115 million of the $154.1 million paid at closing was paid to the Health Care Financing Administration ("HCFA"), the Department of Justice and the United States Attorney for the Southern District of Georgia in settlement of claims by the United States government seeking repayment from First American of certain disallowed reimbursements under Medicare, which claims IHS believes relate to personal or corporate expenses, rather than care-related expenses (the "HCFA Claims"). The total settlement with the United States government was $255 million; the remaining $140 million will be paid only from the contingent payments to the extent such payments become due. During the first quarter of 1996, the Company loaned $18.1 million to First American to fund certain of First American's pension and tax liabilities. The loan, which bore interest at a rate per annum equal to the prime rate plus 4% and was due December 31, 1996, was secured by a pledge of certain shares of First American stock owned by First American's principal stockholder.

   The resolution of the HCFA Claims has had a material adverse effect on First American's historical financial statements for each of the years presented.

Item 5.  Other Events

   Between January 1, 1996 and October 16, 1996, the Company completed a number of acquisitions and divestitures, which are described below. In connection with the acquisition of Signature Home Care, Inc. ("Signature"), the Company filed a Current Report on Form 8-K dated September 25, 1996, as amended to reflect the acquisition of Signature and all the acquisitions and divestitures, described below. Under Rule 3-05 of regulation S-X, the acquisition of First American qualified as a significant acquisition. As a result, the audited financial statements of First American and the pro forma consolidated financial statements of the Company reflecting the acquisition of First American and the following additional transactions are included in Item 7 herein in compliance with Rule 3-05 and Article 11, respectively, of Regulation S-X.

SYMPHONY PHARMACY SERVICES, INC.

   In July, 1996, the Company sold its pharmacy division, to Capstone Pharmacy Services, Inc. ("Capstone")for a purchase price of $150 million, consisting of cash of $125 million and shares of Capstone stock having a value of $25 million. The Company used the net proceeds of the sale to repay borrowings under its revolving credit facility. The Company had a pre-tax gain of $34.3 million
($300,000 gain after income taxes). See the Company's Current Report on Form 8-K, dated July 30, 1996.

   Because the Company's investment in the common stock had a very small tax basis, the taxable gain on the sale significantly exceeded the gain for financial reporting purposes; accordingly, the income tax provision related to the sale was $34.0 million.

     The Company's investment in Capstone common stock of $14.6 million represents less than 20% of the total Capstone shares. Accordingly, such investments is recorded at carryover cost and classified as securities available for sale. An unrealized gain of $11.5 million is reflected in stockholder's equity with respect to such investment, as the market value of the Capstone shares at September 30, 1996 is approximately $26.1 million.

INTEGRATED LIVING COMMUNITIES, INC.

   On October 9, 1996, Integrated Living Communities, Inc. ("ILC"), a wholly-owned subsidiary of the Company which provides assisted living and related services to the private pay elderly market, completed its initial public offering. Total proceeds to the Company were approximately $17.8 million, including a $7.4 million loan repayment. The Company continues to own approximately 37% of the outstanding common stock of ILC. The Company used the net proceeds from the sale to repay borrowings under its revolving credit facility. The Company expects to record a pre-tax loss of approximately $4.5 million in the fourth quarter of 1996 as a result of this transaction.

SIGNATURE HOME CARE, INC.

   On September 25, 1996, the Company purchased Signature Home Care, Inc. ("Signature"), a full service home health care company, for approximately $9.2 million, of which $4.7 million represents the issuance of 196,374 shares of the Company's common stock. The Company incurred direct costs of acquisition of approximately $500,000. Total goodwill at the date of acquisition aggregated $19.1 million. See the Company's Current Report on Form 8-K dated September 25, 1996, as amended.

CENTURY HOME SERVICES, INC.

   On September 13, 1996, the Company purchased Century Home Services, Inc. ("Century"), a home health services company located in Murfreesboro, Tennessee. Total purchase price was approximately $2.4 million. In addition, the Company used borrowings under its revolving credit facility to repay approximately $1.5 million of debt of Century assumed in the acquisition. The Company incurred direct costs of acquisition of approximately $200,000. Total goodwill at the date of acquisition aggregated $12.1 million.

EDGEWATER HOME INFUSION SERVICES, INC.

   On August 19, 1996, the Company purchased Edgewater Home Infusion Services, Inc. ("Edgewater"), a home infusion company in Miami, Florida, for approximately $8.0 million. The Company incurred direct costs of acquisition of approximately $300,000. Total goodwill at the date of acquisition aggregated $7.7 million.

EXTENDICARE OF TENNESSEE, INC.

   On August 12, 1996, the Company purchased Extendicare of Tennessee, Inc. ("Exendicare"), a home health company located in Memphis, Tennessee, for approximately $3.4 million. The Company incurred direct costs of acquisition of approximately $200,000. Total goodwill at the date of acquisition aggregated $1.9 million.

J. R. REHAB ASSOCIATES, INC.

   On August 1, 1996, the Company purchased J.R. Rehab Associates, Inc. ("J.R. Rehab"), an inpatient and outpatient rehabilitation center in Mooresville, North Carolina, for approximately $2.1 million. The Company incurred direct costs of acquisition of approximately $200,000. Total goodwill at the date of acquisition aggregated $3.1 million.

HOSPICE OF THE GREAT LAKES, INC.

   On May 1, 1996, the Company purchased Hospice of the Great Lakes, Inc. ("Hospice of the Great Lakes"), a hospice company in North Brook, Illinois, for approximately $8.2 million representing the issuance of 304,822 shares of the Company's common stock. The Company incurred direct costs of acquisition of approximately $1.0 million. Total goodwill at the date of acquisition aggregated $9.1 million.

REHAB MANAGEMENT SYSTEMS, INC.

   On March 19, 1996, the Company acquired Rehab Management Systems, Inc. ("RMS"), a company that primarily operates rehabilitation clinics in central Florida, for approximately $10.0 million, including $8.0 million representing the issuance of 385,542 shares of the Company's common stock. In addition, the Company incurred direct costs of acquisition of approximately $2.9 million. Total goodwill at the date of acquisition aggregated $12.7 million.

VINTAGE HEALTH CARE CENTER

   On January 29, 1996, the Company purchased Vintage Health Care Center ("Vintage"), a skilled nursing and assisted living center in Denton, Texas for approximately $6.9 million. A condominium interest in the assisted living portion of this facility was contributed to ILC on June 1, 1996, valued at $3.5 million.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          a.   Financial Statements of Businesses Acquired.

          The consolidated balance sheets of First American as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1995, and the notes thereto, audited by KPMG Peat Marwick LLP, independent auditors, are included herein.

          b.   Pro Forma Financial Information.

          The Company's unaudited pro forma consolidated balance sheet at September 30, 1996 and the statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996, reflecting the disposition of Symphony Pharmacy Services and a majority interest in ILC, and the acquisition of Signature, Century, Edgewater, Extendicare, J.R. Rehab, Hospice of the Great Lakes, RMS, Vintage, and First American and the notes thereto are included herein.

          c.   Exhibits.

          2.01 Merger Agreement, dated as of February 21, 1996 among Integrated Health Services, Inc., IHS Acquisition XIV, Inc., and First American Health Care of Georgia, Inc. and its principal shareholders.*

          2.02 Amendment to Merger Agreement, dated as of September 9, 1996, by and among Integrated Health Services, Inc., IHS Acquisition XIV, Inc., First American Health Care of Georgia, Inc., Robert J. Mills and Margie B. Mills.*

          10.1 Omnibus Settlement Agreement, dated as of September 9, 1996, by and among First American Health Care of Georgia, Inc., the United States Department of Health and Human Services through the Office of Inspector General and the Health Care Financing Administration, the United States of America through the United States Department of Justice, and Integrated Health Services, Inc.

          23.01 Consent of KPMG Peat Marwick LLP, Baltimore, Maryland.


----------
* Previously filed in the Company's Current Report on Form 8-K, dated October 17, 1996.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                        Consolidated Financial Statements

                           December 31, 1995 and 1994
                and years ended December 31, 1995, 1994 and 1993

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report
                          ----------------------------





The Board of Directors
First American Health Care of Georgia, Inc.
   (f/k/a ABC Home Health Services, Inc.):


We have audited the accompanying consolidated balance sheets of First American Health Care of Georgia, Inc. and subsidiaries (f/k/a ABC Home Health Services, Inc.) (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First American Health Care of Georgia, Inc. and subsidiaries (f/k/a ABC Home Health Services, Inc.) as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                                                     (Continued)

As discussed in notes 2 and 4, the Company filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in February 1996 and the plan of reorganization was confirmed in October 1996. Such plan included the merger of the Company with Integrated Health Services, Inc., which occurred on October 17, 1996,the settlement of Department of Justice fines in the amount of $20 million, and the settlement with the Health Care Financing Administration (HCFA) of Medicare reimbursement claims which had been disputed claims under the bankruptcy proceedings. The settlement agreement with HCFA provides for a fixed payment of $95.0 million and contingent payments of up to $140.0 million which, if certain future contingencies are met, will be payable from 2000 through 2004. At December 31, 1995 the Company has recorded an obligation for the fixed payment and an estimate of $45.0 million for certain of the contingent payments. The ultimate outcome of this matter cannot presently be determined.





Baltimore, Maryland
October 17, 1996

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                           Consolidated Balance Sheets

                           December 31, 1995 and 1994




Assets                                                                       1995                1994
------                                                                       ----                ----

Current assets:
     Cash and cash equivalents                                      $        8,646,301          6,895,608
     Restricted cash                                                        10,445,746          8,510,947
     Accounts receivable from patients, less allowances
         for doubtful accounts and contractual adjustments
         of $3,871,000 in 1995 and $4,872,000 in 1994                       48,269,522         45,104,942
     Other accounts receivable, net                                          1,953,191          1,270,823
     Inventories                                                             5,010,033          4,297,941
     Prepaid expenses and other current assets                               1,683,976          1,037,587
                                                                      ----------------    ---------------
              Total current assets                                          76,008,769         67,117,848

Property and equipment, net                                                 27,106,803         25,029,443
Goodwill                                                                     6,428,432          7,196,597
Other assets, net                                                            2,386,044          3,409,609
                                                                           -----------      -------------

              Total assets                                          $      111,930,048        102,753,497
                                                                      ================    ===============

Liabilities and Stockholders' Deficit
-------------------------------------

Current liabilities:
     Current maturities of long-term debt and capital
         lease obligations                                          $       25,607,743          6,149,083
     Accounts payable and accrued expenses                                 145,142,885        101,730,750
     Medicare settlement payable                                            95,000,000          1,541,203
     Estimated third party settlements                                       1,036,369            751,790
     Due to related parties                                                    184,387            169,220
     Income taxes payable                                                   11,320,968         12,504,000
                                                                      ----------------    ---------------
              Total current liabilities                                    278,292,352        122,846,046

Due to related parties                                                         180,000            360,000
Long-term debt and capital lease obligations                                10,134,430         17,918,236
Medicare settlement payable                                                 17,920,615         53,002,104
                                                                      ----------------    ---------------
              Total liabilities                                     $      306,527,397        194,126,386
                                                                      ----------------    ---------------

                                                                     (Continued)

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                     Consolidated Balance Sheets, continued



                                                                                    1995                1994
                                                                                    ----                ----

Minority interest in consolidated subsidiaries                             $        (381,292)              5,617

Stockholders' deficit:
     Preferred stock, no par value, 500,000 shares
         authorized                                                                        -                   -
     Common stock, no par value, 20,000,000 shares
         authorized, 5,000 issued in 1995, of which 4,000
         shares are held in treasury in 1995                                          244,437                  -
     Common stock, Class B, no par value, 10,000,000
         shares authorized, 3,078,700 and 3,003,700
         issued in 1995 and 1994, respectively, of which
         904,100 shares are held in treasury in 1995 and 1994                       2,618,414          1,682,135
     Stock options outstanding                                                     12,259,373          4,901,732
     Accumulated deficit                                                         (207,266,607)       (96,081,211)
                                                                             ----------------    ---------------

                                                                                 (192,144,383)       (89,497,344)
     Less treasury stock, at cost -
         (common stock: 904,100 shares in 1995 and 1994;
         common stock, Class B: 4,000 shares in 1995)                              (2,071,674)        (1,881,162)
                                                                             ----------------    ---------------


Total stockholders' deficit                                                      (194,216,057)       (91,378,506)
                                                                             ----------------    ---------------

Commitments and contingent liabilities

Total liabilities and stockholders' deficit                                $      111,930,048        102,753,497
                                                                             ================    ===============


See accompanying notes to consolidated financial statements.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                      Consolidated Statements of Operations

                  Years Ended December 31, 1995, 1994 and 1993



                                                                1995                  1994                1993
                                                                ----                  ----                ----
Revenue:
     Net patient service revenue                       $        558,199,384         446,466,509         335,708,839
     Managed service revenue                                      5,547,720           5,696,236           5,187,765
                                                          -----------------  ------------------  ------------------
         Total revenue                                          563,747,104         452,162,745         340,896,604

Expenses:
     Patient services                                           329,282,810         261,409,202         174,505,225
     General and administrative                                 323,936,521         217,491,915         171,604,256
     Depreciation and amortization                                6,936,185           6,349,163           5,125,404
     Interest                                                     9,717,027           8,402,991           3,990,797
     Provision for bad debts                                      3,785,566           2,993,667           1,161,056
                                                          -----------------  ------------------  ------------------
         Total expenses                                         673,658,109         496,646,938         356,386,738

              Loss from operations                             (109,911,005)        (44,484,193)        (15,490,134)

Nonoperating gains, net                                           1,419,262             899,541           1,027,441

Minority interest in net loss (earnings)
     of consolidated subsidiaries                                  (290,239)           (344,295)             24,225
                                                          -----------------  ------------------  ------------------

              Net loss before income taxes                     (108,781,982)        (43,928,947)        (14,438,468)

Income taxes                                                      1,594,000          11,385,000          1,119,000
                                                          -----------------  ------------------  ------------------

              Net loss                                 $       (110,375,982)        (55,313,947)        (15,557,468)
                                                          =================  ==================  ==================



See accompanying notes to consolidated financial statements.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

           Consolidated Statements of Changes in Stockholders' Deficit

                  Years Ended December 31, 1995, 1994 and 1993



                                                                    Common         Stock          Common
                                                    Common           Stock        Options          Stock       Accumulated
                                                     Stock          Class B     Outstanding    Subscriptions     Deficit
                                                     -----          -------     -----------    -------------     -------

Balance at December 31, 1992                $             -      1,682,135              -      14,530,644   (24,702,582)
Net loss for year ended December 31, 1993                 -              -              -               -    (15,557,468)
Issuance of common stock subscription                     -              -              -          90,426              -
                                               -------------  -------------  -------------   -------------  -------------
Balance at December 31, 1993                              -      1,682,135              -      14,621,070    (40,260,050)

Net loss for year ended December 31, 1994                 -              -              -               -    (55,313,947)
Issuance of common stock options                          -              -      4,901,732               -              -
Repurchase of common stock subscriptions                  -              -              -     (14,621,070)             -
Distributions to majority stockholders                    -              -              -               -       (507,214)
                                               -------------  -------------  -------------   -------------  -------------
Balance at December 31, 1994                              -      1,682,135      4,901,732               -    (96,081,211)

Net loss for year ended December 31, 1995                 -              -              -               -   (110,375,982)
Issuance of common stock                            244,437              -              -               -              -
Issuance of common stock options                          -              -      7,597,078               -              -
Issuance of common stock, Class B                         -        936,279              -               -              -
Common stock options exercised                            -              -       (239,437)              -              -
Distributions to majority stockholders                    -              -              -               -       (809,414)
Repurchase of treasury stock                              -              -              -               -              -
                                               -------------  -------------  -------------   -------------  -------------
Balance at December 31, 1995                $       244,437      2,618,414     12,259,373               -   (207,266,607)
                                               =============  =============  =============   =============  =============

                                                                     (Continued)


See accompanying notes to consolidated financial statements.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

           Consolidated Statements of Changes in Stockholders' Deficit

                  Years Ended December 31, 1995, 1994 and 1993



                                                                  Treasury
                                                  Treasury          Stock
                                                    Stock          Class B         Total
                                                    -----          -------         -----

Balance at December 31, 1992                             -     (1,881,162)    (10,370,965)
Net loss for year ended December 31, 1993                -              -     (15,557,468)
Issuance of common stock subscription                    -              -          90,426
                                             --------------  -------------  -------------
Balance at December 31, 1993                             -     (1,881,162)    (25,838,007)

Net loss for year ended December 31, 1994                -              -     (55,313,947)
Issuance of common stock options                         -              -       4,901,732
Repurchase of common stock subscriptions                 -              -     (14,621,070)
Distributions to majority stockholders                   -              -        (507,214)
                                             --------------  -------------  -------------
Balance at December 31, 1994                             -     (1,881,162)    (91,378,506)

Net loss for year ended December 31, 1995                -              -    (110,375,982)
Issuance of common stock                                 -              -         244,437
Issuance of common stock options                         -              -       7,597,078
Issuance of common stock, Class B                        -              -         936,279
Common stock options exercised                           -              -        (239,437)
Distributions to majority stockholders                   -              -        (809,414)
Repurchase of treasury stock                      (190,512)             -        (190,512)
                                             --------------  -------------  -------------
Balance at December 31, 1995                      (190,512)    (1,881,162)   (194,216,057)
                                             ==============  =============  =============




See accompanying notes to consolidated financial statements.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                      Consolidated Statements of Cash Flows

                  Years Ended December 31, 1995, 1994 and 1993



                                                                1995                  1994                1993
                                                                ----                  ----                ----
Cash flows from operating activities and gains:
     Expenses in excess of revenue and gains           $       (110,375,982)        (55,313,947)        (15,557,468)
     Adjustments to reconcile expenses in
       excess of revenue and gains to cash
       flow provided by operating activities:
         Depreciation and amortization                            6,936,185           6,349,163           5,125,404
         Provision for bad debts                                  3,785,566           2,993,667           1,161,056
         Stock compensation expense                               8,538,357           4,901,732                   -
         Minority interest in net income of
              consolidated subsidiaries                             290,239             344,295             (24,225)
         Pension expense for ESOP
              stock subscription                                          -                   -              90,426
         (Increase) decrease in:
              Accounts receivable                                (6,950,146)        (22,757,182)        (12,541,237)
              Other accounts receivable                            (682,368)             59,050             278,565
              Inventories                                          (712,092)         (1,919,616)           (957,939)
              Prepaid expenses                                       97,877            (553,679)           (187,099)
              Restricted cash                                    (1,934,799)         (1,035,225)         (3,863,182)
         Increase (decrease) in:
              Accounts payable and accrued expenses              43,412,135          48,182,504          26,448,681
              Estimated third party settlements                     284,579             374,124             224,921
              Medicare settlement payable                        58,377,308          33,104,333          14,916,328
              Income taxes payable                               (1,183,032)         11,385,000           1,119,000
                                                          -----------------  ------------------  ------------------
                  Net cash (used in) provided by
                    operating activities and gains                 (116,173)         26,114,219          16,233,231
                                                          -----------------  ------------------  ------------------


                                                                     (Continued)

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                 Consolidated Statement of Cash Flows, continued



                                                                1995                  1994                1993
                                                                ----                  ----                ----
Cash flows from investing activities:
     Additions to property and equipment, net          $         (7,671,438)         (4,117,823)         (8,731,860)
     Cash paid for interest in ABC/
         ContinueCare Ltd., net of cash received                          -                   -          (1,460,423)
     Increase in goodwill                                          (723,919)           (244,464)           (179,863)
     Increase in intangible and other assets                       (570,724)         (1,490,588)           (822,128)
     Increase (decrease) in amounts due to
         related parties                                           (164,833)            107,034            (245,803)
     Cash paid to minority partners                                (677,148)           (355,189)             40,736
                                                          -----------------  ------------------  ------------------
                  Net cash used in investing
                      activities                       $         (9,808,062)         (6,101,030)        (11,399,341)
                                                          -----------------  ------------------  ------------------

Cash flows from financial activities:
     Net payments under line of credit                 $                  -                   -              (1,000)
     Principal payments on long-term
         debt and capital lease obligations                      (8,327,356)        (11,289,536)         (3,690,425)
     Proceeds from long-term debt                                21,002,210           8,724,301             846,403
     Repurchase of common stock subscriptions                             -         (14,621,070)                  -
     Purchase of treasury stock                                    (190,512)                  -                   -
     Distributions to majority stockholder                         (809,414)           (507,214)                  -
                                                          -----------------  ------------------  -----------------
                  Net cash provided by (used in)
                      financing activities                       11,674,928         (17,693,519)         (2,845,022)
                                                          -----------------  ------------------  ------------------


                  Net increase in cash                            1,750,693           2,319,670           1,988,868

Cash and cash equivalents, beginning of year                      6,895,608           4,575,938           2,587,070
                                                          -----------------  ------------------  ------------------

Cash and cash equivalents, end of year                 $          8,646,301           6,895,608           4,575,938
                                                          =================  ==================  ==================


                                                                     (Continued)

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                 Consolidated Statement of Cash Flows, continued





                                                                1995                  1994                1993
                                                                ----                  ----                ----
Supplemental disclosure of cash flow information:
         Cash paid during the year for interest        $          5,169,370           1,904,616           2,850,255
                                                          =================  ==================  ==================

         Cash paid during the year for taxes           $          2,777,032                  -                   -
                                                          =================  ==================  =================

Supplemental disclosure of noncash investing and
  financing activities:
     Additions to equipment in exchange
         for capital lease obligations payable         $             27,407             113,888             691,617
                                                          =================  ==================  ==================





See accompanying notes to consolidated financial statements.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1995 and 1994




(1)    Organization and Summary of Significant Accounting Policies
       -----------------------------------------------------------

       Organization
       ------------

       Effective January 1, 1995, the company formerly known as ABC Home Health Services, Inc. changed its name to First American Health Care of Georgia, Inc. (the Company). This was a name change only and did not involve a reorganization. The Company was incorporated in 1978 under the laws of the State of Georgia. The Company and its subsidiaries provide skilled nursing care, therapeutic services, health guidance and other professional care services to patients in the home setting. During 1990, the Company expanded its business line to provide home health management services to hospital-based home health agencies. Such management services include assistance with initial start-up of the agency, training and supervision of agency employees, maintenance of accounting records and general operating services for the managed facilities. In 1994, the Company began developing software and a system to provide support services to be franchised to home health agencies in Mexico. At December 31, 1995, the Company had operations in 23 states throughout the United States.

       In 1996, as more fully described in note 2, the Company was convicted of making improper Medicare reimbursement claims, filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code and, in connection with its confirmed plan of reorganization, was acquired through merger by Integrated Health Services, Inc., a provider of post-acute health care services with operations in 40 states.

       Principles of Consolidation
       ---------------------------

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. The wholly-owned subsidiaries include: two Georgia corporations (First American Home Care of Georgia and Valdosta); First American Home Care of Alabama, Arkansas, California, Colorado, Florida, Illinois, Indiana, Louisiana, Michigan, Mississippi, Missouri, Nebraska, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia, New Mexico, North Carolina, South Carolina, West Virginia, and Ft. Lauderdale, Inc.; ABC Home Nursing, Inc.; Rural Health Clinic of Louisiana, Inc.; First American International, Inc.; ABC Pharmaceuticals, Inc.; and ABC GP, Inc. (see note 3). In addition, the Company has seven inactive corporations which are wholly-owned subsidiaries.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(1)    Summary of Significant Accounting Policies, continued
       -----------------------------------------------------

       Use of Estimates
       ----------------

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       Acquisitions and Goodwill
       -------------------------

       The operations of entities acquired as purchases are included in the consolidated statements of operations since their dates of acquisition. These acquisitions are accounted for by the purchase method of accounting, and accordingly, the purchase price is allocated to assets acquired and liabilities assumed based on their relative fair values at the date of acquisition. The costs of investments in purchased assets in excess of the underlying fair market values at dates of acquisition are recorded as goodwill and amortized over fifteen years on a straight-line basis (see note 3).

       Cash and Cash Equivalents
       -------------------------

       Cash and cash equivalents are defined as highly liquid investments with original maturities of three months or less and consist of amounts held as bank deposits and bank money market accounts.

       Revenue
       -------

       Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered and include estimated retroactive adjustments under reimbursement agreements with third-party payors. Estimates of retroactive adjustments are accrued in the period the related services are rendered and adjusted in future periods as final settlements are determined (see note 4).

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(1)    Summary of Significant Accounting Policies, continued
       -----------------------------------------------------

       Revenue, continued
       ------------------

       As more fully discussed in note 4, the accompanying consolidated financial statements include significant adjustments for a 1996 settlement with the Health Care Financing Administration (HCFA) related to disallowed reimbursements under the Medicare program. Such adjustments have been retroactively recorded in the years to which they relate due to the nature of the disallowances and their materiality, so as not to mislead the reader of these consolidated financial statements with regard to the results of the Company's operations in any single year.

       Management services revenue is recognized based on home health visits performed during the given period.

       Inventories
       -----------

       Inventories,   consisting   principally  of  medical  and  pharmaceutical
       supplies, are stated at the lower of cost or market. Cost is determined using the first-in first-out method of accounting.

       Property and Equipment
       ----------------------

       Property and equipment are recorded at historical cost. Depreciation is recognized over the useful life of each asset and is computed on the straight-line method for financial statement purposes and under the modified accelerated cost recovery system for income tax purposes. Property and equipment are depreciated under the American Hospital Association guidelines which estimates useful lives as follows: computer equipment and software under capital leases - three to five years; furnishings, fixtures and equipment - three to twenty years; buildings - thirty years; aircraft and transportation vehicles - five to ten years; and building and leasehold improvements - five to thirty years or lease term if shorter. Property and equipment under capital lease are depreciated over the estimated useful life of the asset.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(1)    Summary of Significant Accounting Policies, continued
       -----------------------------------------------------

       Other Assets
       ------------

       Other assets subject to amortization include capitalized start-up costs, costs incurred related to obtaining certificates of need, computer license agreements, loan origination costs and noncompete agreements. Capitalized start-up costs, including costs associated with obtaining any necessary certificates of need, are capitalized and amortized over five years on a straight-line basis. Costs incurred for computer license agreements and noncompete agreements are amortized over the life of the agreements which range from one to five years. Costs incurred in connection with the origination of loans are amortized over the related life of the loan using a method which approximates the effective interest method.

       Income Taxes
       ------------

       The  Company  files a  consolidated  federal  income tax return  with its subsidiaries.  Income  taxes  are  allocated  among the  Company  and its subsidiaries based upon their respective contributions to the consolidated taxable income or loss.

       Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No 109, "Accounting for Income Taxes" (SFAS No 109). The adoption of SFAS No 109 changed the Company's method of accounting for income taxes from the deferred method to an asset and liability approach. Previously, the Company deferred the past tax effects of timing differences between financial and taxable income. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Temporary differences that give rise to the Company's deferred tax assets and liabilities include depreciation and amortization and certain accrued liabilities.

       Under the provisions of SFAS No 109, the Company elected not to restate prior years consolidated financial statements. The cumulative effect of initial adoption on prior years accumulated deficit was not significant. Additionally, the effect of adoption of SFAS No 109 on expenses in excess of revenue and gains before income taxes for 1993 was not significant.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(1)    Summary of Significant Accounting Policies, continued
       -----------------------------------------------------

       Internally Developed Software
       -----------------------------

       In accordance with generally accepted accounting principles and Medicare reimbursement regulations, the Company expenses all costs associated with internally developed computer software in the period in which they are incurred. Costs incurred during 1995, 1994 and 1993 amounted to approximately $1.2 million, $1.1 million and $5.1 million, respectively.


(2)    Federal Indictments, Conviction, and Reorganization
       ---------------------------------------------------

       In August 1995, the Company and its principal shareholders were indicted on multiple counts alleging improper Medicare reimbursement claims. On February 4, 1996, the Company and the principal shareholders were convicted on most of the counts on which they were indicted and received sentences consisting of imprisonment of the Company's two principal shareholders and fines and restitution of $29.9 million assessed by the Federal Court and the U.S. Department of Justice.

       Subsequent to the convictions, the U.S. Department of Health & Human Services (HHS) through its agency, HCFA, suspended the Company's periodic interim payments (PIP) on the grounds that such suspension was necessary to enable HHS to collect amounts due for alleged overpayments. With substantially all of its cash flow suspended, the Company filed a petition for reorganization under Chapter 11 of the Bankruptcy Code on February 21, 1996 (the petition date). The bankruptcy court subsequently ordered HHS to resume the PIP so that the Company could continue operations during its reorganization. Concurrent with the filing of the Company's petition for reorganization, the principal shareholders resigned their positions as chief executive and chief operating officers, and independent management of the Company was appointed by the bankruptcy court.

       The bankruptcy court requested and accumulated claims from the Company's creditors, including claims by HCFA related to Medicare reimbursement settlements for all pre-petition periods. The claim from HCFA was among those disputed by the Company, and compromise with respect to the HCFA claim was reached in connection with the plan of reorganization, as described below.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements


(2)    Federal Indictments, Conviction, and Reorganization, continued
       --------------------------------------------------------------

       Immediately preceding the Chapter 11 filing, the Company and its principal shareholders entered into a merger agreement with Integrated Health Services, Inc. (IHS). In connection with the bankruptcy proceedings and the establishment and approval of the Company's plan of reorganization, the merger agreement was amended and was confirmed by the bankruptcy court on October 4, 1996 (the confirmation date).

       Pursuant to the terms of the plan of reorganization, IHS acquired the Company on October 17, 1996. The purchase price was $154.1 million in cash plus contingent payments of up to $155 million. The contingent payments will be payable (1) if legislation is enacted that changes the Medicare reimbursement methodology for home health services to a prospectively determined rate methodology, in whole or in part, or (2) if, in respect to payments contingently payable for any single year through 2003, the percentage increase for that year or in any subsequent year through 2004 in the seasonally unadjusted Consumer Price Index for all Urban Consumers for the Medical Care expenditure category (the Medical CPI) is less than 8%. If payable, the contingent payments will be paid as follows: $10 million for 1999; $40 million for 2000; $51 million for 2001; $39 million for 2002 and $15 million for 2003. Payments would be due to HCFA 45 days after the end of each year for which the contingent payments become payable.

       At the date of closing, and using the proceeds from the IHS merger, the Company paid $95 million to HCFA in partial settlement of its claim and $20 million to the U.S. Department of Justice (DOJ) in full settlement of its fines levied in the conviction of the Company and its then principal shareholders. Following the conviction, the Company also paid fines to the Federal Court in the amount of $7 million. In addition, the Company may be required to pay HCFA up to an additional $140 million which would be paid only if the contingent purchase payments described above are made by IHS.

       Management of the Company has evaluated the probability that the contingent purchase payments, and the corresponding settlement payments to HCFA, will be made. Management believes it is probable that the contingent payments for 1999 and 2000, totaling $50 million, will be made, $45 million of which would be paid to HCFA under terms of the plan of reorganization. Accordingly, these consolidated financial statements reflect $140 million to be paid to HCFA in settlement of claims for all pre-petition periods, but do not reflect $95 million in contingent payments to which HCFA may be entitled. See note 4 for discussion of how the HCFA settlement has been recorded.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(2)    Federal Indictments, Conviction, and Reorganization, continued
       --------------------------------------------------------------

       The accompanying consolidated financial statements include all fines and restitution assessed in relation to the above matters as an operating expense in 1995 since the criminal activities to which they relate were asserted in 1995 and transpired prior to December 31, 1995.

       Also pursuant to the terms of the confirmed plan of reorganization:

       o Employee claims are to be paid in full on or before the effective date of the plan of reorganization or at the time payments thereunder become due and payable.

       o Priority tax claims and the claims of general unsecured creditors are to be paid in full to the extent otherwise due 30 days after the confirmation date.

       o Claims of IHS related to amounts loaned to the Company prior to the petition date are subordinated to all other creditor claims under the plan of reorganization.

       o All stock options of the Company are terminated in connection with the merger with IHS. The holders of those options, other than the principal shareholders and members of their family, are to receive an amount which approximates $25.78 per option at the date the merger closed, except for one individual who is to receive no consideration and one individual who is to receive an amount which approximates $20.00 per option. Options held by the principal shareholders and members of their family are considered as equity interests in the plan of reorganization, resolution of which is discussed below.

       o Holders of equity interests in the Company, including shareholders and others with contractual rights to receive shares and option holders not addressed above, are to receive distributions from the merger consideration as follows:

               o The principal shareholders are to receive an amount which approximates $12.37 at the date the merger closed for each share of stock and each stock option which they hold.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements


(2)    Federal Indictments, Conviction, and Reorganization, continued
       --------------------------------------------------------------

               o Other members of the family of the principal shareholders are to receive an amount which approximates $12.48 at the date the merger closed for each share and option which they hold.

               o The principal shareholders and members of their family, as a group, may receive up to an additional $15,000,000 which would be paid only if the contingent purchase payments described above are made by IHS.

       o      Claims of secured creditors are to be paid when due and payable.

       o Claims for administrative expenses entitled to priority pursuant to the U.S. Bankruptcy Code are to be paid in full on or before the effective date of the plan of reorganization to the extent that such amounts are then due and payable. Otherwise, such claims are to be paid in full when payments become due.

       o Obligations under executory contracts and unexpired leases, except those that have been previously rejected, are to be complied with in the ordinary course of business. To the extent allowed by the bankruptcy court, claims related to rejected executory contracts and unexpired leases are to be paid in full to the extent otherwise due 30 days after the confirmation date.

       o IHS will have no liability to HHS on account of events involving the Company arising prior to December 31, 1996, because such liabilities will have been provided for as part of the assumption of the provider agreements with HHS.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(3)    Acquisitions
       ------------

       Purchases
       ---------

       During 1995, the Company purchased a Tennessee home health agency for $450,000, which included $5,000 in furniture and fixtures and $445,000 in goodwill; a Missouri home health agency for $74,000, which included $53,000 in furniture and fixtures and $21,000 in goodwill; a Louisiana home health agency for $17,000, which included $15,000 in furniture and fixtures and $2,000 in goodwill; two Texas home health agencies for $211,000, which included $10,000 in furniture and fixtures and $201,000 in goodwill; two Michigan home health agencies for $8,000, which included $5,000 in furniture and fixtures and $3,000 in goodwill and a New Mexico home health agency for $59,000 representing goodwill.

       During 1994, the Company purchased a Louisiana home health agency for $124,000, which included $37,000 in supplies and equipment and $87,000 in goodwill; an Indiana home health agency for $26,000, which was for supplies and equipment; a Texas home health agency for $35,000, which included $4,000 in equipment and $31,000 in goodwill; an Oklahoma home health agency for $53,000, which was for equipment; a Michigan home health agency for $50,000, which included $49,000 for equipment and $1,000 for goodwill; a West Virginia home health agency for $60,000, which included $5,000 in equipment and $55,000 in goodwill; and four agencies in Missouri for $75,000, which included $54,000 in equipment and $21,000 in goodwill.

       Effective  September  17,  1993,  a limited  partnership  agreement  (the
       Agreement) was executed between ABC GP, Inc. (GP), a newly formed subsidiary of the Company, and ContinueCare, Ltd., an unrelated third party. Prior to the execution of the Agreement, ContinueCare, Ltd.
       changed its name to ABC/ContinueCare Ltd. (the Partnership). The Partnership provides skilled nursing care, therapeutic services, health guidance and other professional care services to patients in a home health care setting, primarily in the Northeastern United States. GP acquired a 52 percent ownership interest, 2 percent as general partner and 50 percent as a limited partner. GP's capital contribution included $1,500,000 in cash and a nonrecourse note for $5,000,000. GP has pledged its partnership interests as collateral for the note payable, which has been eliminated in consolidation. The remaining 48 percent limited partnership interest is held by three unrelated investors, certain of whom were shareholders of the acquired company. The Agreement defines the respective roles and responsibilities of GP and the other owners, including providing GP with the responsibility of conducting the business affairs of the Partnership. GP has delegated direction and control of day to day operations and all record keeping functions to management of the Partnership.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements


(3)    Acquisitions, continued
       -----------------------

       Purchases, continued
       --------------------

       Effective September 17, 1993, the Partnership executed an asset purchase agreement whereby the Partnership acquired assets and liabilities for $1,500,000 in cash and a note payable in the amount of $5,000,000. This transaction was accounted for using the purchase method of accounting. The execution of the $5,000,000 note payable was treated as a noncash transaction in the accompanying consolidated statements of cash flows. Accordingly, the assets acquired and liabilities assumed were recorded at their fair market value on the date of acquisition, which approximated their historical book value. The assets acquired included approximately $40,000 in cash, $472,000 in accounts receivable, $93,000 in inventory and $227,000 in property and equipment. Liabilities assumed amounted to approximately $44,000 of accounts payable. The excess of cost over the fair value of net assets acquired of $5,712,000 was recorded as goodwill and is being amortized over 15 years. During 1995, the terms of the note payable were renegotiated, which resulted in a $1,000,000 reduction in the note payable and related goodwill.

       Amortization expense of goodwill for the years ended December 31, 1995, 1994 and 1993 was approximately $492,000, $600,000 and $314,000, respectively, and is included with depreciation and amortization in the consolidated statements of operations.

       Effective October 11, 1996, GP's general and limited partnership interest were forfeited and deemed canceled as a result of a default on the nonrecourse note.

       Related Party Pooling of Interest
       ---------------------------------

       Effective January 1, 1994, the Company entered into purchase and sale agreements with M & J Leasing Company (M & J) for the acquisition of various real estate and the assumption of related outstanding debt. M & J is a partnership owned by certain officers that were also the principal shareholders of the Company. The assets acquired had a net book value of approximately $3,090,000 and the assumed debt on the assets amounted to approximately $2,782,000. Because this transaction is between entities under common control, it has been accounted for in a manner similar to a pooling of interests. In conjunction with the transaction, the Company entered into a $1,990,000 promissory note agreement, representing the difference between the fair market value of the assets of $4,772,000 and the assumed debt. The amounts are eliminated in consolidation and the assets and liabilities are stated at historical cost. The promissory note agreement, including interest at 8%, is to be paid in seven equal annual installments beginning January 2, 1995. The debt is secured by the acquired assets. The payments on the agreement are treated as distributions to the principal shareholders.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(3)    Acquisitions, continued
       -----------------------

       Related Party Pooling of Interest, continued
       --------------------------------------------

       Effective January 1, 1994, the Company entered into a stock purchase agreement (the Agreement) with the majority stockholders of the Company for the acquisition of 100% of the stock of ABC Pharmaceuticals, Inc., with a net book value of $577,000. ABC Pharmaceuticals, Inc. independently operates a retail medical equipment and pharmacy company. No intercompany operational overlap existed for the periods presented. Because this transaction is between entities under common control, it has been accounted for in a manner similar to a pooling of interests. In conjunction with the stock purchase agreement, the Company entered into a promissory note in the amount of $1,167,026, which was based on the fair market value of ABC Pharmaceuticals, Inc. The note, including interest at 8%, is to be paid in seven equal annual installments of $224,203 beginning January 2, 1995. Due to the nature of this transaction, the note is not reflected on the Company's consolidated financial statements.

       In conjunction with the above transactions, payments were made in the amount of $809,414 and $507,214 during 1995 and 1994, respectively, which have been included as distributions to majority stockholder in the accompanying consolidated financial statements.

       Effective October 11, 1996 ABC Pharmaceuticals, Inc. entered into an agreement to sell substantially all of the assets and certain liabilities of its retail pharmacy and durable medical equipment divisions to an unrelated party for cash and a note receivable.


(4)    Third-Party Rate Adjustments and Revenue
       ----------------------------------------

       Third-Party Rate Adjustments
       ----------------------------

       Approximately 97% of patient service revenue was derived under the Medicare and Medicaid programs during 1993 through 1995. As described in note 2, the Company reached an agreement with HCFA related to the settlement of Medicare overpayments for all pre-petition periods for a fixed payment of $95 million in October 1996 and contingent payments up to an additional $140 million. Management has determined that contingent payments of $45 million are probable (see note 2). Accordingly, the probable settlement liability has been recorded on a discounted basis in the accompanying restated consolidated balance sheets and is reflected as a reduction in net patient revenue in the consolidated statements of operations.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements




(4)    Third-Party Rate Adjustments and Revenue, continued
       ---------------------------------------------------

       Third-Party Rate Adjustments, continued
       ---------------------------------------

       The liability for estimated Medicare settlements at December 31, 1995 is summarized as follows:


                      HCFA settlement:
                           Fixed payments                                           $      95,000,000
                           Contingent payments, excluding amounts not
                               considered to be probable of $95,000,000                    45,000,000
                                                                                      ---------------
                                                                                          140,000,000
                      Less amount related to 1996                                         (10,059,000)

                      Less interest imputed at 10% to probable
                           payment dates in 2000 and 2001                                 (17,020,000)
                                                                                      ---------------
                                                                                    $     112,921,000



       The probable amount of the settlement liability was discounted using an interest rate estimated to be appropriate for similar debt instruments which would have been available to IHS as the new exclusive shareholder of the Company, since the merger with IHS was an integral component of the plan of reorganization which HCFA accepted and because repayment of the settlement was guaranteed by IHS. The estimated interest rate used was 10% per annum and the settlement was discounted from the dates of actual or probable payments, as determined by management.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements





(4)    Third-Party Rate Adjustments and Revenue, continued
       ---------------------------------------------------

       Third-Party Rate Adjustments, continued
       ---------------------------------------

       The Medicare settlement has been applied to 1995 and prior years, based on the undisputed portions of the claim made by HCFA to the bankruptcy court, as follows:

             1987-1992                                   $       8,657,000
             1993                                               11,406,000
             1994                                               29,286,000
             1995                                               54,618,000
                                                           ---------------
                                                         $     103,967,000
                                                           ===============

       The obligation for the Medicare settlement at December 31, 1995 includes the recognition of $8,954,000 of accreted interest cost, including $5,300,000, $2,156,000 and $923,000 in 1995, 1994 and 1993, respectively.

       Revenue
       -------

       The components of net patient service revenue (including the effect of the relevant portions of the 1996 HCFA settlement described above), for the years ended December 31, are as follows:


                                                                 1995                 1994                1993
                                                                 ----                 ----                ----

         Medicare patient service revenue              $        751,471,646         623,516,645         404,929,518
         Medicaid patient service revenue                         9,475,555          14,135,592           8,061,868
         Other patient service revenue                           26,344,983          19,162,528          15,257,830
                                                          -----------------  ------------------  ------------------
                                                                787,292,184         656,814,765         428,249,216

         Contractual adjustments and other
              deductions                                       (229,092,800)       (210,348,256)        (92,540,377)
                                                          -----------------  ------------------  ------------------

                  Net patient service revenue          $        558,199,384         446,466,509         335,708,839
                                                          =================  ==================  ==================

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(4)    Third-Party Rate Adjustments and Revenue, continued
       ---------------------------------------------------

       Patient Receivables
       -------------------

       Medicare patient receivables approximated 86% and 82% of total patient receivables as of December 31, 1995 and 1994, respectively.


(5)    Property and Equipment
       ----------------------

       Property and equipment, at December 31, are summarized as follows:


                                                                                  1995                  1994
                                                                                  ----                  ----

              Computer equipment and software under
                  capital leases                                       $        15,320,913            13,824,904
              Furnishings, fixtures, and equipment                              16,412,941            12,792,141
              Buildings                                                          5,945,495             5,351,351
              Aircraft and transportation vehicles                               4,335,766             4,298,334
              Building and leasehold improvements                                3,614,555             1,870,057
              Land                                                                 799,325               730,556
                                                                         -----------------     -----------------
                                                                                46,428,995            38,867,343

              Less accumulated depreciation                                    (19,322,192)          (13,837,900)
                                                                         -----------------     -----------------

              Property and equipment, net                              $        27,106,803            25,029,443
                                                                         =================     =================

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(6)    Other Assets
       ------------

       Other assets, at December 31, are summarized as follows:


                                                                                    1995                1994
                                                                                    ----                ----

              Agency start-up costs                                        $        3,256,443          3,244,180
              Computer license agreements                                             404,521            430,631
              Certificates of need                                                    428,390            405,684
              Educational materials                                                   170,345            240,222
              Noncompete agreements                                                   220,000            220,751
              Deferred loan costs                                                     744,266            151,064
              Copy rights                                                               9,981                  -
                                                                             ----------------    ---------------
                                                                                    5,233,946          4,692,532

              Less accumulated amortization                                        (2,698,508)        (2,225,159)
                                                                             ----------------    ---------------

                      Net intangible assets                                         2,535,438          2,467,373

              Deposits                                                                421,464            808,698
              Cash surrender value - officer's life
                  insurance net of loans and accrued interest
                  to the Company of $360,000 and $356,000                             173,408            133,538
                                                                             ----------------    ---------------
                                                                                    3,130,310          3,409,609

                  Less current portion                                               (744,266)                 -
                                                                             ----------------    ---------------
                      Other assets, net                                    $        2,386,044          3,409,609
                                                                             ================    ===============

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(7)    Long-term Debt and Capitalized Lease Obligations
       ------------------------------------------------

       Long-term debt and capitalized lease obligations, at December 31, are summarized as follows:


                                                                                        1995              1994
                                                                                        ----              ----

           Note payable to a vendor,  due May 2000,  principal  plus interest at
                12% payable in monthly installments
                of $153,148, secured by computer equipment                      $       6,186,293         6,884,776

           Capitalized leases from a vendor,  principal plus interest at varying rates  payable in  monthly  installments,  secured  by  computer equipment, net of interest and maintenance fees of $640,663
                and $1,489,400, in 1995 and 1994, respectively                          2,710,706         5,490,937

           Note payable due in semi-annual  installments of $500,000 on March 31 and  September  30, plus  interest at 7% through  September  30,
                1998.  Secured  by  assets  acquired  and  liabilities   assumed
                pursuant to the ABC/ CotinueCare, Ltd. partnership
                agreement (see note 3)                                                  2,547,124         4,000,000

           Note payable to an  institution,  due  August  1999,  principal  plus interest  payable  monthly,  with  interest  payable  at varying amounts with a maximum rate of prime plus 1%, secured by
                an aircraft                                                             1,260,670         1,541,816

           Note payable to a bank,  due  December  2002,  principal  payments of
                $6,000 plus interest at prime plus 2%,
                due monthly, secured by real estate                                     1,050,700         1,154,000

           Capitalized lease from a vendor, principal plus
                interest at 5.725%, payable in monthly installments
                of $22,830, secured by an aircraft                                        577,071           810,686




          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements






(7)    Long-term Debt and Capitalized Lease Obligations, continued
       -----------------------------------------------------------

                                                                                            1995              1994
                                                                                            ----              ----

           Note payable to a bank, due December 1997, principal
                plus interest at 8.75%, payable in monthly
                installments of $7,033, secured by real estate                  $              -            561,389

           Capitalized leases from a vendor,  principal plus interest at varying rates,  payable in monthly  installments,  secured by equipment, net of interest and maintenance fees of $76,441 and $106,187
                in 1995 and 1994, respectively                                            288,733           486,607

           Note payable to a bank, due November 2007, principal plus interest at prime plus 2%, payable in monthly
                installments of $5,278, secured by real estate                            464,378           473,381

           Note payable to a bank, due November 2003, principal
                plus interest at 8.25%, payable in monthly
                installments of $4,478, secured by real estate                            309,665           336,640

           Note payable to a bank,  due May 1996,  principal  plus  interest  at prime plus 2%, payable in monthly
                installments of $4,080, secured by real estate                            306,377           320,722

           Capitalized lease from a vendor,  principal  plus  interest at the 90 day commercial paper rate, payable in quarterly  installments of
                $25,556, secured by telephone equipment                                   227,657           305,729

           Capitalized lease from a vendor, principal plus
                interest at 7%, payable in monthly installments of
                $8,457, secured by computer equipment                                     162,758           264,457

           Note payable to a bank, due November 2002, principal plus interest at prime plus 2%, payable in monthly
                installments of $3,271, secured by real estate                            218,080           229,699





          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements






(7)    Long-term Debt and Capitalized Lease Obligations, continued
       -----------------------------------------------------------

                                                                                        1995              1994
                                                                                        ----              ----
           Note payable to a bank, due October 2004,  principal plus interest at prime plus 3%, payable in monthly
                installments of $1,996, secured by real estate                  $         132,582           139,734

           Note payable to an individual, due July 1999,
                principal payments of $2,500 due monthly, relating
                to a noncompete agreement, non-interest bearing                           108,306           138,306

           Capitalized lease from a vendor, principal plus
                interest at 9.50%, payable in monthly installments
                of $1,589, secured by real estate                                         131,507           137,757

                Note payable to a bank, due December 1996,
                interest payable monthly at a rate of LIBOR
                plus 1.5%, secured by IHS letter of credit                             18,000,000                -

           Note payable to acquired  corporation,  due January 1998,  payable in annual principal payments of $100,000 and $125,000 plus interest bearing a fixed rate of 7.5%, secured by equipment and
                intangibles                                                               325,000                -

           Note payable to acquired corporation, due
                February 1996, principal plus interest at 8%
                payable in one installment                                                100,000                -

           Notes payable to banks and others with  interest  varying  from 8% to
                20%, due in varying monthly  installments  through October 2004, secured by certain real estate, furniture, fixtures, inventory
                and equipment                                                   $         634,566           790,683
                                                                                  ---------------  ----------------
                                                                                       35,742,173        24,067,319
                Less current maturities                                               (25,607,743)       (6,149,083)
                                                                                  ---------------  ----------------
                Total long-term debt and capitalized lease
                obligations                                                     $      10,134,430        17,918,236
                                                                                  ===============  ================

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements






(7)    Long-term Debt and Capitalized Lease Obligations, continued
       -----------------------------------------------------------

       Payments on debt and capitalized lease obligations for the years subsequent to December 31, 1995 are as follows:


                  1996                                                          $      26,460,898
                  1997                                                                  3,591,598
                  1998                                                                  2,544,853
                  1999                                                                  2,333,284
                  2000                                                                  1,197,805
                  Thereafter                                                              768,262
                                                                                  ---------------

                  Total outstanding debt and minimum lease
                      payments on capitalized lease obligations                        36,896,700

                  Less amount representing interest and
                      maintenance                                                      (1,154,527)
                                                                                  ---------------

                  Total outstanding debt and present value of
                      minimum lease payments                                           35,742,173

                  Less current portion                                                (25,607,743)
                                                                                  ---------------
                  Total debt and present value of minimum
                      lease payments, noncurrent                                $      10,134,430
                                                                                  ===============


       As a result of the Company filing for bankruptcy on February 21, 1996, $830,692 of long-term debt has been reclassified as current in the accompanying consolidated financial statements.

       Subsequent to December 31, 1995, the $18 million dollar note payable to bank was called and paid by IHS.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements


(8)    Accounts Payable and Accrued Expenses
       -------------------------------------

       Accounts payable and accrued expenses at December 31, 1995 and 1994 are summarized as follows:

                                                                                    1995                1994
                                                                                    ----                ----
              Accounts payable                                             $       11,240,131         11,472,762
              Accrued payroll and related liabilities                              18,118,419         18,060,154
              Accrued pension costs                                                19,446,713         31,084,592
              Accrued vacation                                                     21,135,081         19,871,983
              Accrued workers' compensation and other claims                       11,302,295          9,168,787
              Accrued penalties and fines                                          33,110,710          5,949,630
              Accrued interest                                                      3,850,408          2,036,375
              Other accrued expenses                                               26,939,128          4,086,467
                                                                             ----------------    ---------------
                                                                           $      145,142,885        101,730,750
                                                                             ================    ===============

(9)    Pension Plans
       -------------

       Employee Stock Ownership Plan and Stock Subscriptions Receivable
       ----------------------------------------------------------------

       The Company established the ABC Employee Stock Ownership Plan (the Plan) which covers substantially all employees. The amount of contributions is established by the Board of Directors annually based on the compensation of eligible plan participants. Pension expense related to the plan recognized in the accompanying consolidated financial statements approximates $17,790,000, $12,563,000 and $8,426,000 based on 7% of participants' compensation in 1995, 1994 and 1993, respectively. All legal and accounting costs of the Plan are paid by the Company. See note 11 for a discussion of certain tax matters relating to the Plan.

       The Department of Labor of the federal government challenged the basis for valuation of certain stock transactions between the Company, the majority stockholders, and the Plan. The Department of Labor contended that the valuation assigned to the stock at the dates of the transactions was in excess of a reasonable fair market value. Pending resolution of this matter, the Company recorded cash amounts received from the Plan during 1989 through 1993 as common stock subscriptions.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements


(9)    Pension Plans, continued
       ------------------------

       Employee  Stock  Ownership  Plan  and  Stock  Subscriptions   Receivable,
       -------------------------------------------------------------------------
       continued
       ---------

       In July 1992, the litigation was settled for all years prior to 1989. The settlement required the Company and the majority stockholders to repurchase the Company stock from the Plan for $1,881,162, plus 7% annual interest from the judgment date, payable in quarterly installments of $250,000. The Company paid this obligation in full during the period from October 1992 through July 1994.

       In December 1994, the litigation was settled for all years after 1988. The settlement required the Company, on December 29, 1994, to amend and restate the Plan into a tax-qualified money purchase plan known as the First American Health Care of Georgia, Inc. Pension Plan (the Restated Pension Plan). In addition, on March 15, 1995, the Company made a payment to the Restated Pension Plan for the repurchase of the common stock subscriptions in the amount of $14,530,644 plus $2,566,586 representing compensation for foregone interest earnings. The foregone interest earnings are included in other accrued liabilities at December 31, 1994 and interest expense for 1994 in the accompanying consolidated financial statements.

       Deferred Compensation Plan
       --------------------------

       The Company has a 401(k) savings plan (the Savings Plan) available to substantially all employees which was established in 1993. The Company matches certain percentages of its employees' contributions, and expense related to the Savings Plan amounted to approximately $4,560,000, $3,070,000 and $2,165,000 for the years ended December 31, 1995, 1994, and 1993, respectively. The related liability at December 31, 1995 and 1994 is approximately $2,984,000 and $1,262,000, respectively, and is included as accrued pension costs in the accompanying consolidated financial statements.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(10)   Stockholders' Deficit
       ---------------------

       The Company has 500,000 shares of preferred stock authorized. No preferred shares have been issued. Common stock consists of shares of common stock and Class B common stock as follows:


                                                                        1995              1994
                                                                        ----              ----
              Common Stock - no par value
                  Authorized                                          20,000,000       20,000,000
                  Issued                                                   5,000                -
                  Held in Treasury                                         4,000                -

              Class B Common Stock - no par value
                  Authorized                                          10,000,000       10,000,000
                  Issued                                               3,078,700        3,003,700
                  Held in Treasury                                       904,100          904,100


       In July 1994, the Company authorized a 100 for 1 stock split of Class B common stock. Class B common stock and common stock have voting rights of 10 and 1 per share, respectively. In 1995, the Company recognized approximately $936,000 of expense related to the issuance of 75,000 shares of Class B common stock, which has been included in general and administrative expenses in the accompanying consolidated financial statements.

       Nonqualified Stock Option Plan
       ------------------------------

       The Company's stockholders adopted a Nonqualified Stock Option Plan in 1994 (the 1994 Plan). The 1994 Plan allowed the Board to grant stock options to purchase the Company's common stock at an exercise price of $1 per share. Options issued under the 1994 Plan were vested immediately upon issuance and were generally scheduled to expire on July 25, 2005. The 1994 Plan provided for the granting of 1,000,000 options. The Company granted 376,771 and 258,671 options under the 1994 Plan during 1995 and 1994, respectively, to owners, directors, key employees and consultants, some of which are related to the majority shareholders. Accordingly, at December 31, 1995 and 1994, there were 364,558 and 741,329, respectively, of options available for future grant under the 1994 Plan.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements


(10)   Stockholders' Deficit, continued
       --------------------------------

       Nonqualified Stock Option Plan, continued
       -----------------------------------------

       The fair value of the options and the related compensation expense recognized by the Company under the 1994 Plan were determined based on the amounts to be paid to the option holders by IHS upon the closing of the merger in 1996. Management believes such fair value of options is the most meaningful and informative measure for inclusion in the accompanying consolidated financial statements. Accordingly, the Company has recognized approximately $7,597,000 and $4,902,000 of expense in 1995 and 1994, respectively, which has been included in general and administrative expenses in the accompanying consolidated financial statements.

       During 1995, a total of 5,000 options were exercised at prices ranging from $47 to $53 per option for the purchase of Class B common stock. Subsequently, 4,000 shares were repurchased by the Company back into treasury at a price of $54 per share.


(11)   Income Taxes
       ------------

       The provision (benefit) for income tax for the years ended December 31, are as follows:

                                                                          1995           1994            1993
                                                                          ----           ----            ----
              Current:
                  Federal                                         $      1,342,000      9,585,000        942,000
                  State                                                    252,000      1,800,000        177,000
                                                                     -------------  -------------  -------------
                                                                         1,594,000     11,385,000      1,119,000

              Deferred:
                  Federal                                                        -              -              -
                  State                                                          -              -              -
                                                                     -------------  -------------  -------------

                                                                                 -              -              -
                                                                     -------------  -------------  -------------


                      Total income tax expense                    $      1,594,000     11,385,000      1,119,000
                                                                     =============  =============  =============

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(11)   Income Taxes, continued
       -----------------------

       Income tax expense differed from the amount computed by applying the statutory federal income tax rate of 34% to income taxes as a result of the following:


                                                                     1995             1994                1993
                                                                     ----             ----                ----
           Computed "expected" tax expense                    $   (36,986,000)      (14,936,000)      (4,909,000)
           State income tax, net of federal benefit                (2,957,000)       (1,494,000)        (535,000)
           Non-deductible penalties                                10,581,000         1,860,000          191,000
           Goodwill amortization                                       71,000            71,000           69,000
           Non-deductible meals and entertainment                     175,000           172,000           54,000
           Other, net                                                 771,000             6,000               -
           Increase in valuation allowance                         29,939,000        25,706,000        6,249,000
                                                                -------------     -------------    -------------

           Income tax expense                                 $     1,594,000        11,385,000        1,119,000
                                                                =============     =============    =============


       The components of the net deferred tax asset at December 31, are as follows:


                                                                                1995               1994
                                                                                ----               ----

              Accelerated depreciation                                 $      (2,558,000)         (2,590,000)
              Accrued third party settlement liability                           394,000             285,000
              Accrued Medicare payable                                        41,758,000          20,705,000
              Accrued pension cost                                                    -            4,779,000
              Other accruals not yet deductible for tax                       24,313,000          13,243,000
              Non-qualified stock options granted                              4,654,000           1,860,000
              Accounts receivable valuation allowance                          1,828,000           2,168,000
                                                                         ---------------     ---------------
                  Net deferred tax asset before valuation
                      allowance                                               70,389,000          40,450,000

              Less valuation allowance                                       (70,389,000)        (40,450,000)
                                                                         ---------------     ---------------
                  Net deferred tax asset                               $              -                   -
                                                                         ===============     ==============

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(11)   Income Taxes, continued
       -----------------------

       The consolidated financial statements include no cumulative effect of initial adoption of SFAS 109 on 1993 income as the net deferred tax asset as of the adoption date in the amount of $8,495,000 was fully offset by a valuation allowance. As of December 31, 1993, a valuation allowance fully offset the December 31, 1993 net deferred tax asset of $14,744,000.
       Accordingly, no deferred tax asset has been recorded at December 31, 1993.

       The Company did not fund its 1994 Plan contribution of $12,588,000 by September 15, 1995 as required by federal and state income tax regulations. Accordingly, the 1994 expense for the Plan is not currently deductible for both federal and state income tax purposes. In accordance with Department of Labor regulations, the Company incurred an excise tax of approximately $1,384,000 as a result of not funding its contribution to the Plan by the required date which is included with other accrued liabilities in the accompanying consolidated financial statements.


(12)   Related Party Transactions and Relationships
      --------------------------------------------

       Summary of amounts due from (to) related parties at December 31, are as follows:


                                                                             1995                1994
                                                                           Due from            Due from
                                                                         (to) related       (to) related
                                                                            parties             parties
                                                                            -------             -------
              Current
                  Majority Stockholders                                $        (4,387)           10,780
                  Officers and others for ABC Home
                      Nursing, Inc.                                           (180,000)         (180,000)
                                                                         -------------    --------------

                           Total current portion                       $      (184,387)         (169,220)
                                                                         =============    ==============

              Long-term
                  Officers and others for ABC Home
                      Nursing, Inc.                                    $      (180,000)         (360,000)
                                                                         =============    ==============

       The Company entered into the following related party transactions and maintains the following related party relationships:

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(12)   Related Party Transactions and Relationships, continued
       -------------------------------------------------------

       ABC Home Nursing, Inc.
       ----------------------

       On March 23, 1992, the Company acquired 100% of the stock (82.5 shares) of ABC Home Nursing, Inc., which had a net asset value of approximately $570,000, comprised primarily of accounts receivable, for a purchase price of $1,200,000, resulting in goodwill of approximately $630,000. Payment was made in the form of $300,000 in cash and issuance of promissory notes aggregating $900,000. The promissory notes are being paid in annual installments of $180,000. The total outstanding balance on the notes was $360,000 and $540,000 at December 31, 1995 and 1994,
       respectively, and is included in amounts due to officers and others in the schedule above.

       The acquisition was accounted for under the purchase method of accounting. At the date of acquisition, the majority stockholders of the Company owned a one-third interest in ABC Home Nursing, Inc. and two members of Company management owned the remaining two-thirds interest.

       ABC Home Nursing, Inc. provided private duty nursing, homemaker and sitter services. In addition, ABC Home Nursing, Inc. had a 75% ownership interest in Atlanta Home Care, a joint venture with a hospital located in Atlanta. Subsequent to the date of acquisition, the operations of ABC Home Nursing, Inc. were transferred to existing operating divisions of the Company. Atlanta Home Care is consolidated with the Company in the accompanying consolidated financial statements.

       Effective January 1, 1994, ABC Home Nursing, Inc. acquired the remaining 25% of Atlanta Home Care, which was accounted for as a pooling of interest. In conjunction with the acquisition, the Company forgave a receivable balance of approximately $77,000 relating to the minority partner's cumulative share of the losses of Atlanta Home Care. The forgiveness of this note receivable was treated as a noncash transaction in the accompanying consolidated statements of cash flows.

       Majority Stockholders
       ---------------------

       Occasionally, the Company pays certain expenses and makes advances to the majority stockholders. Interest accrues at 8% per annum on such advances until repaid. These receivables are included in amounts due from related parties in the accompanying consolidated financial statements and are summarized above.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(13)   Operating Leases
       ----------------

       At December 31, 1995, the Company had numerous noncancelable operating leases, primarily for home health agency buildings and equipment, expiring on various dates through 2004.

       Expenses  for  these  operating  lease   agreements  were   approximately
       $22,422,000,  $17,555,000  and  $14,358,000  for  1995,  1994  and  1993,
       respectively.

       Future minimum rental payments on noncancelable operating leases as of December 31, 1995 are as follows:

                           1996                         $    21,610,927
                           1997                              16,902,077
                           1998                              10,439,901
                           1999                               5,951,453
                           2000                               2,400,665
                           Thereafter                         5,988,349
                                                          -------------
                                                        $    63,293,372
                                                        ===============


(14)   Commitments and Litigation
       --------------------------

       Health Insurance
       ----------------

       The Company is self-insured for group health insurance. The Company maintains reinsurance through a commercial excess-coverage policy which covers annual individual claims in excess of $100,000 for the plan year ending July 31, 1995. Amounts expensed under the group health insurance program amounted to approximately $22,968,000, $14,204,000 and $10,040,000 in 1995, 1994 and 1993, respectively.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements


(14)   Commitments and Litigation, continued
       -------------------------------------

       Workers Compensation Insurance
       ------------------------------

       The Company is self-insured for the first layer of its workers compensation insurance. The Company has secured commercial coverage on an occurrence basis for individual claims in excess of $350,000. The estimated liability related to this exposure, including incurred but not reported claims, has been estimated based on the Company's historical data and is included in other accrued liabilities in the accompanying consolidated financial statements. Restricted cash, which is on deposit with the third party administrator, is restricted to pay these claims and is reflected in the accompanying consolidated financial statements.

       Malpractice Insurance
       ---------------------

       The Company insures its malpractice risk on a claims-occurrence basis. The Company secured claims-occurrence coverage through December 31, 1995 and management has renewed this coverage through fiscal 1996.

       The Company is involved in litigation arising from the ordinary course of business. Claims alleging malpractice have been asserted against the Company and are currently in various stages of litigation. It is the opinion of management, however, that estimated malpractice costs accrued at December 31, 1995, are adequate to provide for potential losses resulting from pending or threatened litigation.

       Management Contracts
       --------------------

       Under the terms of some management contracts with third-party clients, the Company is contingently liable for a limited portion of any costs ultimately determined to be in excess of limits established by the Medicare program.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements



(14)   Commitments and Litigation, continued
       -------------------------------------

       Other Litigation
       ----------------

       In 1993, the Company commenced litigation against a vendor for damages arising from an alleged breach of contract. The vendor filed a counterclaim against the Company. In May 1995, a settlement was reached and because the conditions surrounding the settlement existed at December 31, 1994, the details of the settlement have been recorded in the accompanying consolidated financial statements as of December 31, 1994. The settlement included certain financing and a credit of $3,000,000 for future equipment purchases. As a result of the settlement, approximately $7,000,000 relating to amounts payable to the vendor which were included in accounts payable at December 31, 1993 have been reclassed to notes payable at December 31, 1994, in accordance with the settlement payment plan.

       The Company is also involved in various litigation and investigations arising in the ordinary course of business including certain acquisitions and employment matters. It is the opinion of management, however, that the estimated accrued expenses at December 31, 1995, are adequate to provide for potential losses resulting from pending or threatened litigation.


(15)   Clinic Sale
       -----------

       On April 19, 1995, the Company sold 100% of the common stock of the Rural Health Clinic of Louisiana, Inc. to an unrelated third party for $313,000. The third party subsequently defaulted on the promissory note that was issued in connection with this sale. The Company is in the process of foreclosing on the promissory note in order to secure their interest in the common stock which was pledged by the third party as security on the note.

       During 1996, the company entered into a Stock Purchase Agreement with another third party to sell the Company's interest in all of the common stock of the Rural Health Clinic of Louisiana, Inc. for $120,000.

       The unpaid balance on the original promissory note as of December 31, 1995 has been reduced to an estimated net realizable value of $120,000, and is included in accounts receivable-other in the accompanying consolidated financial statements.

          FIRST AMERICAN HEALTH CARE OF GEORGIA, INC. AND SUBSIDIARIES
                      f/k/a ABC HOME HEALTH SERVICES, INC.

                   Notes to Consolidated Financial Statements






(16)   Fair Value of Financial Instruments
       -----------------------------------

       The carrying amounts reported in the consolidated balance sheet at December 31, 1995 for financial instruments approximate fair value as determined by management.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


         The following pro forma condensed financial information gives effect to
(i) the sale by the Company of its pharmacy division in July 1996 (the "Pharmacy Sale"), (ii) the sale of a majority interest in its assisted living services subsidiary in October 1996 (the "ILC Offering") and (iii) the acquisition of (a) Vintage Health Care Center, a skilled nursing and assisted living facility, in January 1996 (the "Vintage Acquisition"), (b) Rehab Management Systems, Inc., an outpatient rehabilitation company in March 1996 (the "RMS Acquisition"), (c) Hospice of the Great Lakes, Inc., a hospice company, in May 1996 (the "Hospice Acquisition"), (d) J.R. Rehab Associates, Inc. an inpatient and outpatient rehabilitation center, in August 1996 (the "J.R. Rehab Acquisition"), (e)
Extendicare of Tennessee, Inc., a home health company, in August 1996 (the "Extendicare Acquisition"), (f) Edgewater Home Infusion Services, Inc., a home infusion company, in August 1996 (the "Edgewater Acquisition"), (g) Century Home Services, Inc., a home health services company, in September 1996 (the "Century Acquisition"), (h) Signature Home Care, Inc., a home health company, in September 1996 (the "Signature Acquisition"), and (i) First American Health Care of Georgia, Inc., a home health company, in October 1996 ("the First American Acquisition").

         The pro forma balance sheet at September 30, 1996 was prepared as if the ILC Offering and the First American Acquisition were consummated at September 30, 1996. The Pharmacy Sale, the Vintage Acquisition, the RMS Acquisition, the Hospice Acquisition, the J.R. Rehab Acquisition, the Extendicare Acquisition, the Edgewater Acquisition, the Century Acquisition and the Signature Acquisition were all consummated prior to September 30, 1996 and are therefore reflected in the actual September 30, 1996 balance sheet. The pro forma statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 were prepared as if (i) the Pharmacy Sale, (ii) the ILC Offering, (iii) the Vintage Acquisition, (iv) the RMS Acquisition, (v) the Hospice Acquisition, (vi) the J.R. Rehab Acquisition, (vii) the Extendicare Acquisition, (viii) the Edgewater Acquisition, (ix) the Century Acquisition, (x) the Signature Acquisition, and (xi) the First American Acquisition were consummated on January 1, 1995.

         The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial information set forth below is not necessarily indicative of the Company's financial position or the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, they are not intended to be a projection of results that may be obtained by the Company in the future.

                        INTEGRATED HEALTH SERVICES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 1996


                                                                                               ILC
                                                                       IHS                 Adjustment(1)
                                                                      Actual               -------------
       Assets                                                         ------            Increase/(Decrease)
       ------
Current Assets:
       Cash and cash equivalents                                     $       41,127    $         (144)  (a)
       Restricted Cash
       Temporary investments                                                  1,896
       Patient accounts and third-party payor settlements
         receivable, less allowance for doubtful receivables                261,563              (280)  (a)
       Supplies, inventories, prepaid expenses
         and other current assets                                            22,415              (248)  (a)
                                                                       -------------     -------------
               Total current assets                                         327,001              (672)
                                                                       -------------     -------------

Property, plant and equipment, net                                          851,533           (53,393)  (a)
Intangible assets                                                           330,167
Investments                                                                  55,142            24,772   (b)
Other assets                                                                 93,342            (5,918)  (a)(c)
                                                                       -------------     -------------


               Total assets                                          $    1,657,185    $      (35,211)
                                                                       =============     =============


       Liabilities and Stockholders' Equity
       ------------------------------------
Current Liabilities:
       Current maturities of long-term debt                          $        3,612    $

       Accounts payable and accrued expenses                                207,880           (14,586)  (a)
                                                                       -------------     -------------

               Total current liabilities                                    211,492           (14,586)
                                                                       -------------     -------------

Long-term Debt:
       Convertible  subordinated debentures                                 258,750
       Other long-term debt less current maturities                         596,152           (17,851)  (d)

                                                                       -------------     -------------

               Total long-term debt                                         854,902           (17,851)
                                                                       -------------     -------------


Other-long term liabilities
Deferred income taxes                                                        55,797
Deferred gain on sale-leaseback transactions                                  6,500
Stockholders' equity:
       Common stock, $0.001 par value.  Authorized
         150,000,000 shares                                                      23
       Additional paid-in capital                                           438,880
       Retained earnings (deficit)                                           78,108            (2,774)  (e)
       Unrealized gain on available for sale securities                      11,483

                                                                       -------------     -------------
               Net stockholders' equity                                     528,494            (2,774)
                                                                       -------------     -------------

               Total liabilities and stockholders' equity            $    1,657,185    $      (35,211)
                                                                       =============     =============

                        INTEGRATED HEALTH SERVICES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 1996
                                  (continued)


                                                                                First American
                                                                                --------------               Pro Forma
                                                                           Actual(2)     Adjustments        Consolidated
                                                                           ---------     -----------        ------------
       Assets
       ------
Current Assets:
       Cash and cash equivalents                                       $      36,229                                77,212
       Restricted Cash                                                        11,946                                11,946
       Temporary investments                                                                                         1,896
       Patient accounts and third-party payor settlements
         receivable, less allowance for doubtful receivables                  32,359                               293,642
       Supplies, inventories, prepaid expenses
         and other current assets                                              6,390                                28,557
                                                                         ------------                       ---------------
               Total current assets                                           86,924                               413,253
                                                                         ------------                       ---------------

Property, plant and equipment, net                                            23,559                               821,699
Intangible assets                                                              2,233           245,356 (f)         577,756
Investments                                                                                                         79,914
Other assets                                                                   2,220           (18,000)(g)          71,644
                                                                         ------------    --------------    ---------------

               Total assets                                            $     114,936           227,356           1,964,266
                                                                         ============    ==============     ===============


       Liabilities and Stockholders' Equity
       ------------------------------------
Current Liabilities:
       Current maturities of long-term debt                            $      25,410           (18,000)(g)          11,022
                                                                                              (164,676)(h)
       Accounts payable and accrued expenses                                 281,938            15,000 (i)         325,556
                                                                         ------------    --------------     ---------------
               Total current liabilities                                     307,348          (167,676)            336,578
                                                                         ------------    --------------     ---------------

Long-term Debt:
       Convertible  subordinated debentures                                        0                               258,750
       Other long-term debt less current maturities                            6,557           165,000 (j)         749,858

                                                                         ------------    --------------     ---------------
               Total long-term debt                                            6,557           165,000           1,008,608
                                                                         ------------    --------------     ---------------


Other-long term liabilities                                                   31,063                 0              31,063
Deferred income taxes                                                              0                                55,797
Deferred gain on sale-leaseback transactions                                                                         6,500
Stockholders' equity:
       Common stock, $0.001 par value.  Authorized
         150,000,000 shares                                                    2,938            (2,938)(k)              23
       Additional paid-in capital                                              9,985            (9,985)(k)         438,880
       Retained earnings (deficit)                                          (242,955)          242,955 (k)          75,334
       Unrealized gain on available for sale securities                            0                                11,483
                                                                         ------------    --------------     ---------------
               Net stockholders' equity                                     (230,032)          230,032             525,720
                                                                         ------------    --------------     ---------------

               Total liabilities and stockholders' equity              $     114,936           227,356           1,964,266
                                                                         ============    ==============     ===============

                        INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996


                                                                     IHS           Pharmacy                ILC
                                                                   Actual        Adjustments(3)      Adjustments(1)
                                                                   ------        --------------      --------------
Net revenues:
       Basic medical services                               $    296,468                 0                   0
       Specialty medical services                                658,297           (52,331)(l)         (16,101)(l)
       Management services and other                              33,953                 0              (1,020)(l)
       Gain on sale of assets                                     34,298           (34,298)(m)               0
                                                              -----------      ------------         -----------

              Total revenues                                   1,023,016           (86,629)            (17,121)

Costs and expenses:
       Operating, general and administrative expenses            787,510           (43,279)(l)         (12,453)(l)
       Depreciation and amortization                              28,635            (1,785)(l)            (833)(l)
       Rent                                                       53,980              (838)(l)          (1,885)(l)
       Interest, net                                              46,033            (3,695)(n)            (932)(q)
                                                              -----------      ------------         -----------

              Total costs and expenses                           916,158           (49,597)            (16,103)

              Earnings(loss) before equity in earnings of        106,858           (37,032)             (1,018)
              affiliates and income taxes

Equity in earnings of affiliates                                   1,083                 0                   0
                                                              -----------      ------------         -----------

              Earnings (loss) before income taxes                107,941           (37,032)             (1,018)
                                                                               ============         ===========

Federal and state income taxes                                    62,353
                                                              -----------

              Earnings before extraordinary items                 45,588

Extraordinary items                                                1,431
                                                              -----------


              Net Earnings                                        44,157
                                                              ===========

Per Common Share:
       Earnings before extraordinary items - primary        $       1.95

       Earnings before extraordinary items - fully diluted          1.68

       Net Earnings - primary                                       1.89

       Net Earnings - fully diluted                                 1.64

Weighted Average Shares:
       Primary                                                    23,393

       Fully-diluted                                              31,477

                        INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (continued)


                                                                First American                Other Acquisitions
                                                                --------------                ------------------           Pro
                                                           Actual (2)    Adjustments      Actual (4)    Adjustments      Forma
                                                           ----------    -----------      ----------    -----------      -----
Net revenues:
       Basic medical services                                        0                        292                        296,760
       Specialty medical services                              367,698                     87,109                      1,044,672
       Management services and other                             2,956                          3                         35,892
       Gain on sale of assets                                        0                          0                              0
                                                           ------------                 ----------                   ------------
              Total revenues                                   370,654                     87,404                      1,377,324

Costs and expenses:
       Operating, general and administrative expenses          387,970                     88,112                      1,207,860
       Depreciation and amortization                             4,990       4,600 (o)        565           848 (o)       37,020
       Rent                                                          0                      1,770                         53,027
       Interest, net                                             5,770       8,613 (p)      1,720         1,002 (p)       58,511
                                                           ------------  ----------     ----------     ---------     ------------
              Total costs and expenses                         398,730      13,213         92,167         1,850        1,356,418

              Earnings (loss)before equity in earnings         (28,076)    (13,213)        (4,763)       (1,850)          20,906
              of affiliates and income taxes

Equity in earnings of affiliates                                  (173)                     1,032                          1,942
                                                           ------------  ----------     ----------     ---------     ------------

              Earnings (loss) before income taxes              (28,249)    (13,213)        (3,731)       (1,850)          22,848
                                                           ============  ==========     ==========     =========

Federal and state income taxes                                                                                             8,796 (r)
                                                                                                                     ------------

              Earnings before extraordinary items                                                                         14,052

Extraordinary items                                                                                                        1,431

                                                                                                                     ------------

              Net Earnings                                                                                                12,621
                                                                                                                     ============

Per Common Share:
       Earnings before extraordinary items - primary                                                                        0.59

       Earnings before extraordinary items - fully diluted                                                                  0.67

       Net Earnings - primary                                                                                               0.53

       Net Earnings - fully diluted                                                                                         0.63

Weighted Average Shares:
       Primary                                                                                                            23,831

       Fully-diluted                                                                                                      31,915

                        INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995

                                                                                                                      First American
                                                                            IHS        Pharmacy            ILC        --------------
                                                                          Actual     Adjustments (3)  Adjustments(1)    Actual(2)
                                                                          ------     ---------------  --------------    ---------

Net revenues:
       Basic medical services                                     $       368,569              0               0               0
       Specialty medical services                                         770,554        (73,566)(l)     (15,123)(l)     558,199
       Management services and other                                       39,765              0          (1,146)(l)       5,548
                                                                      ------------   ------------     -----------      ----------

              Total revenues                                            1,178,888        (73,566)        (16,269)        563,747

Costs and expenses:
       Operating, general and administrative expenses                     944,567        (63,082)(l)     (12,285)(l)     657,005
       Depreciation and amortization                                       39,961         (2,681)(l)        (414)(l)       6,936
       Rent                                                                66,125         (1,227)(l)      (2,430)(l)           0
       Interest, net                                                       38,977         (6,798)(n)      (1,333)(q)       9,717
       Loss on impairment                                                 109,106              0          (5,126)(l)           0
       Other non-recurring charges                                         23,854              0               0               0
                                                                      ------------   ------------     -----------      ----------

              Total costs and expenses                                  1,222,590        (73,788)        (21,588)        673,658

              Earnings(loss) before equity in earnings of
              affiliates and income taxes                                 (43,702)           222           5,319        (109,911)

Equity in earnings of affiliates                                            1,443              0               0           1,129
                                                                      ------------   ------------     -----------      ----------


              Earnings(loss) before income taxes                          (42,259)           222           5,319        (108,782)
                                                                                     ============     ===========      ==========

Federal and state income tax benefit                                      (16,270)
                                                                      ------------

              Loss before extraordinary items                             (25,989)

Extraordinary items                                                         1,013
                                                                      ------------


              Net Loss                                                    (27,002)
                                                                      ============

Per Common Share:
       Loss before extraordinary items - primary                    $       (1.21)

       Loss before extraordinary items - fully diluted                      (1.21)

       Net Loss - primary                                                   (1.26)

       Net Loss - fully diluted                                             (1.26)

Weighted Average Shares:
       Primary                                                             21,463

       Fully-diluted                                                       21,463

                        INTEGRATED HEALTH SERVICES,INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                  (continued)

                                                                  First American          Other Acquisitions
                                                                  --------------          ------------------          Pro
                                                                    Adjustments      Actual(4)      Adjustments      Forma
                                                                    -----------      ---------      -----------      -----


Net revenues:
       Basic medical services                                                           3,505                         372,074
       Specialty medical services                                                     128,349                       1,368,413
       Management services and other                                                       37                          44,204
                                                                                    ----------
                                                                                                                 -------------
              Total revenues                                                          131,891                       1,784,691

Costs and expenses:
       Operating, general and administrative expenses                                 131,335                       1,657,540
       Depreciation and amortization                                    6,134 (o)       1,804         1,561 (o)        53,301
       Rent                                                                             1,326                          63,794
       Interest, net                                                   12,326 (p)       1,585         2,192 (p)        56,666
       Loss on impairment                                                                   0                         103,980
       Other non-recurring charges                                                          0                          23,854

                                                                   -----------      ----------     ---------     -------------
              Total costs and expenses                                 18,460         136,050         3,753         1,959,135

              Earnings(loss) before equity in earnings of
              affiliates and income taxes                             (18,460)         (4,159)       (3,753)         (174,444)

Equity in earnings of affiliates                                                          942                           3,514
                                                                   -----------      ----------     ---------      -------------


              Earnings(loss) before income taxes                      (18,460)         (3,217)       (3,753)         (170,930)
                                                                   ===========      ==========     =========

Federal and state income tax benefit                                                                                  (65,808)(r)
                                                                                                                 -------------

              Loss before extraordinary items                                                                        (105,122)

Extraordinary items                                                                                                     1,013

                                                                                                                 -------------

              Net Loss                                                                                               (106,135)
                                                                                                                 =============

Per Common Share:
       Loss before extraordinary items - primary                                                                        (4.70)

       Loss before extraordinary items - fully diluted                                                                  (4.70)

       Net Loss - primary                                                                                               (4.75)

       Net Loss - fully diluted                                                                                         (4.75)

Weighted Average Shares:
       Primary                                                                                                         22,350

       Fully-diluted                                                                                                   22,350

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


(1) In Octber 1996, Integrated Living Communities, Inc. ("ILC"), a wholly-owned subsidiary of the Company which provides assisted living and related services to the private pay elderly market, completed its initial public offering. Total proceeds to the Company were approximately $17.8 million, including a $7.4 million loan repayment. The Company continues to own approximately 37% of the outstanding common stock of ILC. The Compamy used the net proceeds from the sale to repay borrowings under its revolving credit facility. The Company expects to record a pre-tax loss of approximately $4.5 million in the fourth quarter of 1996 as a result of this transaction.

(2) In October 1996, the Company acquired through merger First American. The purchase price was $154.1 million in cash, which the Company borrowed under its revolving credit facility, plus contingent payments of up to $155 million.

(3) In July 1996, the Company sold its pharmacy division to Capstone Pharmacy Services, Inc. ("Capstone") for a purchase price of $150 million, consisting of $125 million in cash and shares of Capstone stock having a value of $25 million. The Company used the net proceeds of the sale to repay borrowings under its revolving credit facility. The company had a pre-tax gain of $34.3 million
($300,000 gain after income taxes). See the Company's Current Report on Form 8-K, dated July 30, 1996.

(4) Consists of the following Acquisitions:

VINTAGE ACQUISITION

         In January 1996, the Company purchased Vintage Health Care Center, a 220 skilled nursing and assisted living facility in Denton, Texas for $6.9 million. A condominium interest in the assisted living portion of this facility was contributed to ILC on June 1, 1996, valued at $3.5 million.

RMS ACQUISITION

         In March 1996, the Company acquired Rehab Management Systems, Inc. ("RMS"), which operates rehabilitation therapy clinics in central Florida. RMS also managed one therapy and one physician clinic. Total purchase price was $10.0 million, including $8.0 million representing the issuance of 385,542 shares. In addition, the Company incurred direct costs of acquisition of $2.9 million. Total goodwill at the date of acquisition was $12.7 million.

HOSPICE OF THE GREAT LAKES ACQUISITION

         In May 1996, the Company purchased Hospice of the Great Lakes, Inc., a hospice company in North Brook, Illinois. Total purchase price was $8.2 million representing the issuance of 304,822 shares. The Company incurred direct costs of acquisition of approximately $1.0 million. Total goodwill at the date of acquisition aggregated $9.1 million.

J. R. REHAB ACQUISITION

         In August 1996, the Company purchased J. R. Rehab Associates, Inc., an inpatient and outpatient rehabilitation clinic in Mooresville, North Carolina. Total purchase price was approximately $2.1 million. The Company incurred direct costs of acquisition of appoximately $200,000. Total goodwill at the date of acquisition aggregated $3.1 million.

EXTENDICARE ACQUISITION

         In August 1996, the Company acquired Extendicare of Tennessee, Inc., a home health care company in Memphis, Tennessee. Total purchase price was approximately $3.4 million. The Company incurred direct costs of acquisition of approximately $200,000. Total goodwill at the date of acquisition aggregated $1.9 million.

EDGEWATER ACQUISITION

         In August 1996, the Company purchased Edgewater Home Infusion Services, Inc., a home infusion company in Miami, Florida. Total purchase price was approximately $8.0 million. The Company incurred direct costs of acquisition of approximately $300,000. Total goodwill at the date of acquisition aggregated $7.7 million.

CENTURY ACQUISITION

         In August 1996, the Company acquired Century Health Services, Inc., a home health company in Murfreesboro, Tennessee. Total purchase price was approximately $2.4 million. In addition, the Company used borrowings under its revolving credit facility to repay approximately $1.5 million of debt of Century assumed in the acquisition. The Company incurred direct costs of acquisition of approximately $200,000. Total goodwill at the date of acquisition aggregated $12.1 million.

SIGNATURE ACQUISITION

         In September 1996, the Company acquired Signature Home Care, Inc., a home health care company in Dallas, Texas. Total purchase price was approximately $9.2 million, including $4.7 million representing the issuance of 196,374 shares. The Company incurred direct costs of acquisition of approximately $500,000. Total goodwill at the date of acquisition aggregated $19.1 million. See the Company's Current Report on Form 8-K dated September 25, 1996, as amended.

                         NOTES TO PRO FORMA ADJUSTMENTS
                             (AMOUNT IN THOUSANDS)


     For the purposes of determining the effects on the acquisitions and divestitures described in Notes 1 through 4 above, including those events which are (i) directly attributable to the transaction, (ii) expected to have a continuing impact on the Company, and (iii) factually supportable, the following estimates and adjustments have been made:

(a)  Represents actual carrying values of assets and liabilities sold.

(b)  Represents carryover basis in shares of ILC retained by the Company.

(c)  Represents loan repayment by ILC to the Company.

(d) Represents net proceeds from the ILC offering applied to reduce long-term debt.

(e) Represents loss on sale of shares of ILC of $4,512 less income tax effect of $1,738.

(f)  Represents  the   purchase   price  of   First  American  in  excess of the
     estimated fair value of the net assets acquired, as follows:

                    Merger consideration for First American      $ 39,100
                    Other liabilities assumed                       2,486
                    Direct costs of acquisitions                   15,000
                                                                   ------
                                                                 $ 56,586
                    Stockholders' deficit of First American       230,032
                    Less income tax benefit                        41,262
                                                                  -------
                                                                 $245,356
                                                                 ========

(g) Represents the elimination of the $18,000 loan the Company made to First American in the first quarter of 1996 to fund certain pension and tax liabilities of First American.

(h)  Represents the following:

     (i)    Payment of liabilities  recorded by First American
            in conjunction with its settlement for disallowed
            Medicare reimbursement claims.                       $115,000

     (ii)   The Company's recognition of certain current
            tax benefits resulting from the acquisition of
            First American.                                      $ 41,262

     (iii)  Payments made by the Company at closing
            for certain liabilities which were recorded on
            the books of First American.                         $  8,414
                                                                 --------
                                                                 $164,676
                                                                 ========

(i) Represents the accrual of $15,000 for direct costs resulting from the acquisition of First American.

(j)  Represents borrowings under the Company's revolving credit facility.

(k) Represents elimination of stockholders' equity section of the First American acquisition.

(l)  Represents actual revenues and expenses of divisions sold.

(m)  Represents gain on the sale of the pharmacy division recorded in July 1996.

(n) Represents reduction of interest expense resulting from repayment of $91,000 outstanding under the Company's revolving credit facility based on the Company's average interest rate of 7.47% in 1995 and 6.96% in 1996, under the revolving credit facility.

(o) Represents additional amortizaiton relating to goodwill recorded as a result of the acquisitions, amortized using the straight line method over 40 years.

(p) Represents additional interest expense resulting from borrowings of $194,325 to finance acquisitions under the Company's revolving credit facility based on the Company's average interest rate of 7.47% in 1995 and 6.96% in 1996, under the revolving credit facility.

(q) Represents reduction of interest expense resulting from repayment of $17,851 outstanding under the Company's revolving credit facility based on the Company's average interest rate of 7.47% in 1995 and 6.96% in 1996, under the revolving credit facility.

(r)  Represents 38.5% effective tax rate.

                                   SIGNATURES





                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INTEGRATED HEALTH SERVICES, INC.




Date:  November 25, 1996           By: /s/  W. Bradley Bennett
     ------------------------         -----------------------------------
                                      Name:   W. Bradley Bennett
                                      Title:  Executive Vice President and
                                               Chief Accounting Officer